Exhibit (i)(5)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding the Consumer Industries Portfolio, Cyclical Industries Portfolio, Financial Services Portfolio, Growth Stock Portfolio, Health Care Portfolio, International Capital Appreciation Portfolio, Natural Resources Portfolio, Real Estate Portfolio, Strategic Income Portfolio, Technology Portfolio, Telecommunications & Utilities Growth Portfolio and Value Leaders Portfolio series of Variable Insurance Products Fund IV (the "Trust"), filed as part of this Post-Effective Amendment No. 77 to the Trust's Registration Statement on Form N-1A (File Nos. 002-84130 and 811-03759) and, with respect to the Consumer Industries Portfolio, Cyclical Industries Portfolio, Financial Services Portfolio, Growth Stock Portfolio, Health Care Portfolio, Natural Resources Portfolio, Real Estate Portfolio, Technology Portfolio and Telecommunications & Utilities Growth Portfolio series of the Trust, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 61 to the Registration Statement, with respect to the International Capital Appreciation Portfolio series of the Trust, incorporated by reference to Exhibit (i)(4) to Post-Effective Amendment No. 67 to the Registration Statement, with respect to the Strategic Income Portfolio series of the Trust, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 64 to the Registration Statement, and with respect to the Value Leaders Portfolio series of the Trust, incorporated by reference to Exhibit (i)(2) to Post-Effective Amendment No. 62 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

April 28, 2005